UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report......March 17, 1998

                 National Bancorp of Alaska, Inc.
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      (Exact name of registrant as specified in its charter)

          Delaware                  0-10769          92-0087646
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   (State or other jurisdiction    (Commission      (IRS Employer
    of incorporation)               File Number)    Identification No.)

   Northern Lights Boulevard and C Street, Anchorage, AK  99503
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   (Address of principal executive offices)              (Zip Code)

                  (907) 276-1132
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    (Registrant's telephone number, including area code

























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Item 5. Other Events
        Press Release

NEWS

NATIONAL BANK OF ALASKA
P. O. Box 100600, Anchorage, Alaska  99510-0600  (907) 265-2771



FOR IMMEDIATE RELEASE                   CONTACT:  Elaine Junge, APR
DATE:  March 17, 1998                                (907) 265-2771


                     National Bancorp of Alaska Announces
                      Quarterly Dividend and Stock Split

   (Anchorage, AK) -- At its March board meeting, National Bancorp of Alaska's board of directors approved a quarterly cash dividend of $.50 per share and authorized a four-for-one stock split, according to board chairman Edward B. Rasmuson. This action was taken immediately following the annual shareholders' meeting during which shareholders authorized an increase in common stock shares from 10.5 million to 40 million to accommodate the split.

   "We're pleased to announce our regular quarterly dividend as well as the stock split," said Rasmuson. "The stock split reduces the per-share price to a more favorable trading range and broadens the distribution of NBA common stock."

   The dividend is payable April 10, 1998 to shareholders of record on April 3, 1998 (prior to the stock split). The four-for-one stock split is effective on April 27, 1998 for shareholders of record on April 13, 1998. Shareholders will automatically receive a certificate representing their new shares.

   National Bancorp of Alaska is the holding company that owns all the shares of National Bank of Alaska. NBA is one of the highest capitalized banks in the United States. Its stock trading symbol is NBAK. Its website address is www.nationalbankofalaska.com.



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Item 5
                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                       NATIONAL BANCORP OF ALASKA, INC.


     National Bancorp of Alaska, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:
     FIRST: At a meeting of the Board of Directors of the Corporation, held upon proper notice and duly convened, the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable amendments to Paragraphs
(A) and (C) of Article Fourth of the Certificate of Incorporation and calling for the submission of said amendments to the stockholders of the Corporation for their consideration and approval. The resolutions setting forth said amendments are as follows:

     RESOLVED, that Paragraph (A) of Article FOURTH of the
     Certificate of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:

          The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares of common stock, par value $2.50 per share (hereinafter called "Common Stock").

          Upon this amendment becoming effective (the "Effective Date"), each of the issued and outstanding shares of Common Stock, par value $10.00 per share, shall, without any action on the part of the holder thereof, be reclassified as and changed into four (4) shares of Common Stock, par value $2.50 per share (the "Stock Split"). The Stock Split shall be accomplished by mailing to each stockholder of record as of the close of business on the Effective Date a certificate representing three additional shares of Common Stock, par value $2.50 per share, for each share of Common Stock, par value $10.00 per share, held by the stockholder on that date; provided, however, that each person holding of record a stock certificate or certificates representing shares of Common Stock, par value $10.00 per share, shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of

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CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
NATIONAL BANCORP OF ALASKA, INC.
Page Two


          shares of Common Stock, par value $2.50 per share, to which such person is entitled.

     FURTHER RESOLVED, that the number "198,363" in the second sentence of Paragraph (C) of Article FOURTH of the Certificate of Incorporation of the Corporation be, and it hereby is, deleted and replaced with the number "793,452."

     SECOND: That said amendment has been approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation at the Annual Meeting of Stockholders held on March 17, 1998.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said National Bancorp of Alaska, Inc., has caused this Certificate to be executed by its President this 17th day of March, 1998.




                              NATIONAL BANCORP OF ALASKA, INC.


                              BY:     /s/Richard Strutz
                              Name:   Richard Strutz
                              Title:  President
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                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONAL BANCORP OF ALASKA, INC.

 March 17, 1998                        /s/Gary Dalton
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     Date                              Gary Dalton,Executive Vice
                                       President and Controller
                                       (Pricipal Accounting Officer)








































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